EXHIBIT 10.24

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

WARRANT AGREEMENT

To Purchase Shares of Nonvoting Common Stock, par value $.10 per share of

RADNOR HOLDINGS CORPORATION

Dated as of April 4, 2006 (the “Effective Date”)

WHEREAS, Radnor Holdings Corporation, a Delaware corporation (the “Company”), has entered into a Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) with Special Value Expansion Fund, LLC, a Delaware limited liability company and Special Value Opportunities Fund, LLC, a Delaware limited liability company, pursuant to which such purchasers are entitled to receive warrants to purchase a number of shares of the Company’s Nonvoting Common Stock equal to 7.0% (assuming the exercise of outstanding warrants, including this Warrant Agreement, to purchase 1,031 shares) as of the date hereof of the sum of the Company’s outstanding Nonvoting Common Stock (as defined below) and Class B Nonvoting Common Stock, par value $0.01 per share (the “Class B Nonvoting Common Stock”); and

WHEREAS, pursuant to the Purchase Agreement, the Company desires to grant to Warrantholder, in consideration for its commitment under the Purchase Agreement, the right to purchase shares of the Company’s Nonvoting Common Stock, $.10 par value per share (the “Nonvoting Common Stock”).

NOW, THEREFORE, in consideration of the Warrantholder’s execution of the Purchase Agreement and providing the financial accommodations provided for therein, and the mutual covenants and agreements contained herein, the Company and the Warrantholder agree as follows:

1. GRANT OF THE RIGHT TO PURCHASE NONVOTING COMMON STOCK.

The Company hereby grants to Special Value Opportunities Fund, LLC (the “Warrantholder”), and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase, from the Company, at a purchase price per share equal to $0.01 (the “Exercise Price”) under this Warrant Agreement (“Warrant Agreement” or this “Warrant”), three hundred thirty-two (332) fully paid and non-assessable shares of the Nonvoting Common Stock. The number of shares and Exercise Price for such shares set forth in this Section 1 are subject to adjustment as provided in Section 8 hereof.

2. TERM OF THE WARRANT AGREEMENT.

Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Nonvoting Common Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period ending on the seventh (7th) anniversary of the Effective Date.

3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Exercise Price in accordance with the terms set forth below, and in no event later than five (5) business days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Nonvoting Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any. Notwithstanding the foregoing, in the event that the Warrantholder elects to effect a Net Issuance (as defined below), the Company and the Warrantholder shall execute, and shall effect such Net Issuance pursuant to, an exchange agreement in the form attached hereto as Exhibit III (the “Exchange Agreement”).

The Exercise Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) at any time on or after the Company completes a registered public offering of its common stock (the “Common Stock”), by surrender of Warrants (“Net Issuance”) as determined below.

If the Warrantholder elects the Net Issuance method, the Company will issue Nonvoting Common Stock in accordance with the following formula:

X= Y(A-B)
A

Where:	X =	the number of shares of Nonvoting Common Stock to be issued to the Warrantholder.

	Y =	the number of shares of Nonvoting Common Stock requested to be exercised under this Warrant Agreement.

	A =	the fair market value of one (1) share of Common Stock at the time the net issuance election is made.

	B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

(i) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering;

(ii) if this Warrant is exercised after, and not in connection with the Company’s initial public offering, and:

(a) if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a ten (10) day period ending three days before the day the current fair market value of the Nonvoting Common Stock is being determined; or

(b) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the ten (10) day period ending three days before the day the current fair market value of the Nonvoting Common Stock is being determined.

(iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ system or over-the-counter market, then the Exercise Price may be paid only by cash or check.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to, the Effective Date hereof.

(b) Exercise Prior to Expiration. Notwithstanding any other provision of this Warrant Agreement and to the extent this Warrant is not previously exercised as to all Nonvoting Common Stock subject hereto, and if the fair market value of one share of Common Stock, calculated as set forth above, is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised by Net Issuance pursuant to Section 3(a) above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of Common Stock upon such expiration shall be determined pursuant to Section 3(a) above. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Nonvoting Common Stock the Warrantholder is to receive by reason of such automatic exercise.

4. RESERVATION OF SHARES.

During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Nonvoting Common Stock to provide for the exercise of the rights to purchase Nonvoting Common Stock as provided for herein.

5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6. NO RIGHTS AS STOCKHOLDER.

This Warrant Agreement alone does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of the Warrant.

7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8. ADJUSTMENT RIGHTS.

The purchase price per share and the number of shares of Nonvoting Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company’s stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person (hereinafter referred to as a “Merger Event”), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of stock, property, money or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Nonvoting Common Stock purchasable) shall be applicable to the greatest extent possible.

(b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine its Nonvoting Common Stock or its Class B Nonvoting Common Stock, the number of shares exercisable under this Warrant Agreement shall be proportionately decreased (on a weighted average with regard to the class or classes of shares being adjusted) and the Exercise Price shall be proportionately increased (on a weighted average with regard to the class or classes of shares being adjusted), and if the Company at any time shall subdivide its Nonvoting Common Stock or its Class B Nonvoting Common Stock, the number of shares exercisable under this Warrant Agreement shall be proportionately increased (on a weighted average with regard to the class or classes of shares being adjusted) and the Exercise Price shall be proportionately decreased (on a weighted average with regard to the class or classes of shares being adjusted).

(d) Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b) or a distribution payable in cash or any other property other than capital stock) on the Company’s Nonvoting Common Stock or its Class B Nonvoting Common Stock, then the number of shares exercisable under this Warrant Agreement shall be adjusted, from and after the record date of such dividend or distribution, to that number and type of shares of Nonvoting Common Stock that would have been received by the holder of this Warrant had the Warrantholder exercised this Warrant immediately prior to the payment of such dividend or distribution. After such adjustment, such adjusted number of shares receivable upon exercise of this Warrant shall be further adjusted from time as set forth in this Section 8.

(e) Exercise of Options. If at any time any of the options to purchase 661 shares of the Company’s Nonvoting Common Stock outstanding on the date hereof (the “Options”) are duly exercised, then the number of shares exercisable under this Warrant Agreement shall be adjusted, from and after any such exercise date, to that number of shares that would have been issuable hereunder had such options been exercised on or prior to the date hereof reduced by any shares as to which the Warrantholder has previously exercised this Warrant Agreement, including any exercise of the rights in Section 13 hereof.

(f) Notice of Amendments. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Company’s Certificate of Incorporation that pertains to the Nonvoting Common Stock or the Class B Nonvoting Common Stock.

(g) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an initial public offering or any Options shall be duly exercised; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) no later than the date such notice, if any, is provided to the Company’s stockholders, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Nonvoting Common Stock or Class B Nonvoting Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, no later than the date such notice, if any, is provided to the Company’s stockholders, written notice of the date when the same shall take place (and specifying the date on which the holders of Nonvoting Common Stock shall be entitled to exchange their Nonvoting Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); (C) in the case of a public offering, the Company shall give the Warrantholder no later than the date such notice, if any, is provided to the Company’s stockholders, written notice prior to the effective date thereof; and (D) in the case of any exercise of Options, the Company shall give the Warrantholder written notice of such exercise. To the extent the foregoing provisions conflict with any term of the Investor Rights Agreement (as defined below), the Investor Rights Agreement shall control.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

(h) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY .

(a) Reservation of Common Stock. The Nonvoting Common Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Nonvoting Common Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Nonvoting Common Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Nonvoting Common Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Nonvoting Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant Agreement is not inconsistent with the Company’s Charter or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, shareholders agreement, registration rights agreement or other instrument to which it is a party or by which it is bound, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

10. TRANSFERS.

Subject to the terms and conditions contained in the Investor Rights Agreement dated as of even date herewith (as amended from time to time, the “Investor Rights Agreement”) among the Company, the Warrantholder and other holders of the Company’s securities, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit IV (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

11. REGISTRATION RIGHTS. Warrantholder shall be entitled, with respect to the shares of Nonvoting Common Stock issued upon exercise hereof or the shares of Common Stock or other securities issued upon conversion of such Nonvoting Common Stock as the case may be, to all of the registration rights set forth in the Investor Rights Agreement.

12. DEFINITIONS.

(a) For the purposes of this Warrant Agreement, the following terms shall have the meanings indicated:

“Acknowledgment of Exercise” shall have the meaning given thereto in Section 3(a) hereof.

“Capital Stock” means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

“Class B Nonvoting Common Stock” shall have the meaning given thereto in the preambles hereof.

“Common Stock” shall have the meaning given thereto in Section 3(a) hereof.

“Company” shall have the meaning given thereto in the preambles hereof.

“Company Independent Appraiser” shall have the meaning given thereto in Section 13(a) hereof.

“Effective Date” shall have the meaning given thereto in the heading of this Warrant Agreement.

“Equity Interests” means shares, interests, participations or other equivalents (however designated) of Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Agreement” shall have the meaning given thereto in Section 3(a) hereof.

“Exercise Price” shall have the meaning given thereto in Section 1 hereof.

“Investor Rights Agreement” shall have the meaning given thereto in Section 10 hereof.

“Merger Event” shall have the meaning given thereto in Section 8(a) hereof.

“Mutual Determination” shall have the meaning given thereto in Section 13(a) hereof.

“Mutual Independent Appraiser” shall have the meaning given thereto in Section 13(a) hereof.

“Net Issuance” shall have the meaning given thereto in Section 3(a) hereof.

“Nonvoting Common Stock” shall have the meaning given thereto in the preambles hereof.

“Notice of Exercise” shall have the meaning given thereto in Section 3(a) hereof.

“Options” shall have the meaning given thereto in Section 8(e) hereof.

“Party Determination” shall have the meaning given thereto in Section 13(a) hereof.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Purchase Agreement” shall have the meaning given thereto in the preambles hereof.

“Put Notice” shall have the meaning given thereto in Section 13(a) hereof.

“Put Option” shall have the meaning given thereto in Section 13(a) hereof.

“Transfer Notice” shall have the meaning given thereto in Section 10 hereof.

“Warrant” or “Warrant Agreement” shall have the meaning given thereto in Section 1 hereof.

“Warrantholder” shall have the meaning given thereto in Section 1 hereof.

“Warrantholder Independent Appraiser” shall have the meaning given thereto in Section 13(a) hereof.

(b) Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Purchase Agreement.

13. PUT OPTION.

(a) At any time after March 31, 2010, upon written demand from the Warrantholder (such written demand, the “Put Notice”), the Company shall purchase and the Warrantholder shall sell the number of Warrants indicated in the Put Notice (the “Put Option”) at a price equal to the Fair Market Value of such Warrants. For purposes of this Section 13, “Fair Market Value” of a Warrant shall be the fair market value of the Warrant determined as of the date of delivery of the Put Notice to the Company by reference to the current fair market value of Common Stock if such current fair market value can be determined pursuant to Section 3(a) hereof. If such current fair market value cannot be determined pursuant to Section 3(a) hereof, “Fair Market Value” of a Warrant shall be the fair market value of the Warrant, determined as of the date of delivery of the Put Notice to the Company, as agreed between the Company and the Warrantholder as the result of good faith negotiations between them, within fifteen (15) days of the date of delivery of the Put Notice to the Company. If the Company and the Warrantholder are not able to agree on the Fair Market Value of a Warrant pursuant to the preceding sentence within fifteen (15) days of the date of delivery of the Put Notice to the Company, “Fair Market Value” of a Warrant shall be the fair market value of the Warrant, determined in each case as of the date of delivery of the Put Notice to the Company, by an independent appraiser or independent appraisers as follows:

(i) within 15 days of delivery of the Put Notice to the Company, the Warrantholder shall select an independent appraiser (the “Warrantholder Independent Appraiser”) and provide written notice to the Company of the identity of such independent appraiser, and the Company shall select an independent appraiser (the “Company Independent Appraiser”) and provide written notice to the Warrantholder of the identity of such independent appraiser. The Company and the Warrantholder shall instruct the Company Independent Appraiser and the Warrantholder Independent Appraiser to work together in good faith to select a third independent appraiser (the “Mutual Independent Appraiser”) within 20 days of delivery of the Put Notice to the Company.

(ii) Fair Market Value shall be as determined by the Warrantholder Independent Appraiser; provided that if, within five days of receipt of the determination of Fair Market Value made by the Warrantholder Independent Appraiser, the Company provides written notice to the Warrantholder that the Company objects to such determination, the Company shall obtain, as promptly as is reasonably practicable and in any event within 30 days of receipt of the determination of Fair Market Value made by the Warrantholder Independent Appraiser, a determination of fair market value from the Company Independent Appraiser (each of the determination of fair market value of the Warrantholder Independent Appraiser and the determination of fair market value of the Company Independent Appraiser, a “Party Determination” and together the “Party Determinations”) and shall, within five days of receipt thereof, provide written notice of such determination to the Warrantholder.

(iii) In the event that the Company obtains a determination of fair market value from the Company Independent Appraiser pursuant to the foregoing subclause (ii), (A) in the event that the lower of the Party Determinations is not more than 10% lower that the higher of the Party Determinations, Fair Market Value shall be the average of the Party Determinations, and (B) in the event that the lower of the Party Determinations is 10% or more lower than the higher of the Party Determinations, the parties shall obtain, as promptly as is reasonably practicable and in any event within 30 days of the receipt of the determination of the Company Independent Appraiser, a determination of fair market value from the Mutual Independent Appraiser (a “Mutual Determination”).

(iv) In the event that the parties obtain a Mutual Determination pursuant to the foregoing subclause (iii), (X) if the Mutual Determination is greater than the lower of the Party Determinations, but lesser than the higher of the Party Determinations, then Fair Market Value shall be the Mutual Determination, (Y) if the Mutual Determination is less than or equal to the lower of Party Determinations, then Fair Market Value shall be the lower of the Party Determinations, and (Z) if the Mutual Determination is equal to or greater than the higher of the Party Determinations, then Fair Market Value shall be the higher of the Party Determinations.

The Company agrees to cooperate with the appraisers and to provide the appraisers with such access to the Company’s books, records and personnel as the appraisers might reasonably require in making such determinations. The fees and expenses of any such determination made by the appraisers shall be borne by the Company. The Fair Market Value of the Warrants shall be based upon a valuation of the Company as if all of its operations were being sold to a single purchaser in an arm’s length transaction between a willing purchaser and a willing seller through a disposition of all of its stock or assets and such valuation shall be determined without regard to the fact that the shares issuable upon exercise of the Warrants may constitute a minority ownership interest in a closely held corporation and shall not give effect to any discount for lack of liquidity of the Warrants or the shares issuable upon exercise of the Warrants, the fact that the Warrants or the shares issuable upon exercise of the Warrants may not be registered under the Securities Act or any contractual restrictions limiting the ability of the Warrantholder to dispose of the Warrants or the shares issuable upon exercise of the Warrants or limiting the ability of a transferee of such shares to transfer such shares.

(b) The Put Option can be exercised for all or some of the Warrants and on up to three (3) occasions; provided that the Put Option cannot be exercised more than twice in any calendar year.

(c) The consummation of any exercise of the Put Option shall occur on such date as may be agreed between the Warrantholder and the Company but in no event later than thirty (30) days after the later of (i) delivery of the applicable Put Notice and (ii) the determination of the Fair Market Value of the Warrants subject to the Put Option pursuant to Section 13(a) hereof.

14. MISCELLANEOUS.

(a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

(b) Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

(c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of New York.

(d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 2951 28th Street, Suite 1000, Santa Monica, CA 90405 (and/or, if by facsimile, (310) 899-4967); and (ii) to the Company at Radnor Financial Center, Suite 300, 150 Radnor Chester Road, Radnor, Pennsylvania 19087, Attention: Michael T. Kennedy (Fax: (610) 995-2697), with a copy to Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103-4196, Attention: Thomas G. Spencer (Fax: (215) 979-1020); or at such other address as any such party may subsequently designate by written notice to the other party.

(f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Warrant Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Warrant Agreement.

(g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. The foregoing notwithstanding, the Company shall not be deemed to have impaired the Warrantholder’s rights hereunder if it amends its Charter, or the holders of the Nonvoting Common Stock or Class B Nonvoting Common Stock waive rights thereunder, in a manner that does not affect the Warrantholder in a manner different from the effect that such amendments or waivers have on the rights of the holders of the Nonvoting Common Stock or Class B Nonvoting Common Stock.

(h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

(i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(j) Amendments. Any provision of this Warrant Agreement may be amended or waived by a written instrument signed by the Company and by the Warrantholder, except as may otherwise be provided in the Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	RADNOR HOLDINGS CORPORATION

	By:	/s/ Michael T. Kennedy
	Title:	President and CEO

WARRANTHOLDER:	SPECIAL VALUE OPPORTUNITIES FUND, LLC

	By:	/s/ José Feliciano
	Title:	Authorized Signatory

[Signature page to Warrant]

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